Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-269285) and Form S 8 (Nos.333-271290, 333-264181 and 333-254844) of Olink Holding AB (publ) of our report dated March 17, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ Öhrlings PricewaterhouseCoopers AB

Stockholm, Sweden
March 25, 2024